UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Item 1.01	Entry Into a Material Definitive Agreement.

On July 16, 2019, SenesTech, Inc. (the “Company”) announced the closing of its previously announced public offering of 3,037,038 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price to the public of $1.35 per share (the “Public Offering”).

In connection with the Public Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors for the sale of the Common Stock. The Purchase Agreement contains representations, warranties and covenants of the investors and the Company that are customary for transactions of this type.

The Company estimates that the net proceeds from the Public Offering will be approximately $3,612,000 after deducting certain fees due to the placement agent and other estimated transaction expenses. The net proceeds received by the Company from the transactions will be used to fund working capital and other general corporate purposes.

The Common Stock sold in the Public Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3/A, which was filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2018 and subsequently declared effective on August 24, 2018 (File No. 333-225712), and the base prospectus dated as of August 24, 2018 contained therein. The Company filed a preliminary prospectus supplement with the Commission on July 11, 2019 in connection with the sale of the shares of Common Stock in the Public Offering.

In connection with the Public Offering, at the closing of the Public Offering, the placement agent will receive an aggregate fee equal to 7.5% of the gross proceeds received by us from the sale of the securities in the Public Offering, excluding the gross proceeds from sales of 814,815 shares of Common Stock to directors and officers of the Company in the Public Offering, as well as up to $180,000 for expenses, and warrants to purchase up to 7.5% of the aggregate amount of shares of Common Stock sold in the Public Offering, excluding the 814,815 shares of Common Stock sold to directors and officers of the Company in the Public Offering (the “Placement Agent Warrants”).

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement and the form of Placement Agent Warrant which are filed hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Perkins Coie LLP relating to the validity of the shares of Common Stock issued in the Public Offering is filed herewith as Exhibit 5.1.

Item 8.01	Other Information.

On July 11, 2019, the Company issued a press release regarding the closing of the Public Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
4.1	Form of Placement Agent Warrant.
5.1	Legal Opinion of Perkins Coie LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)
99.1	Press Release, dated July 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2019

SENESTECH, INC.

By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

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